Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Tasker Capital Corp. on Form SB-2 (Registration Statement Nos. 333-115514, 333-119065, 333-121052 and 333-122383) of our report, dated March 31, 2005, relating to the consolidated balance sheet of Tasker Capital Corp. and Subsidiary (a development stage company) as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. We consent to the use in this Registration Statement of Tasker Capital Corp. on Form SB-2 (Registration Statement Nos. 333-115514, 333-119065, 333-121052 and 333-122383) of our report, dated September 9, 2005, relating to the combined balance sheet of pHarlo Citrus Technologies, Inc., Indian River Labs, LLC, pHarlo Citrus Properties Partnership, LLLP, Coast to Coast Laboratories, LLC, pHarlo USA, Inc., and pHarlo of Brevard, Inc. as of December 31, 2004, and the related combined statements of operations, capital deficiency, and cash flows for the years ended December 31, 2004 and 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    Rothstein, Kass & Company, P.C.

Roseland, New Jersey

October 26, 2005